As filed with the Securities and Exchange Commission, January12, 2015

Registration No. 333-201836

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROID GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	3674	46-4261474
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Dr. Kwanghyun Kim

Chief Executive Officer

10827 Cloverfield Pt.

San Diego, CA 92131

858.365.1737

(Address and telephone number of registrant’s principal offices)

Copies to:

Law Office of Andrew Coldicutt

1220 Rosecrans St., PMB 258

San Diego, CA 92106

Info@ColdicuttLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share(3)	Proposed maximum aggregate offering price(5)	Amount of registration fee(4)

Common Stock (1)	2,875,000	$0.60 per share	$1,725,000	$200.45

Common Stock (2)	2,000,000	$0.60 per share	1,200,000	139.44

Total:			$2,925,000	$339.89

(1) (2)	2,875,000shares of common stock offered by selling stockholders 2,000,000 shares of common stock offered by the Company
(3)

There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.01, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)	Registration Fee has been paid via Fed wire.
(5)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

The proposed offering price per share for the Selling Stockholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The price of $0.60 is a fixed price at which the Company and the Selling Stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or at privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PART I – INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated January __,2015

ROID GROUP, INC.

$2,925,000

Up To 2,000,000 Shares of Common Stock Offered By the Company

2,875,000 Shares of Common Stock Offered By Selling Stockholders

The name of our company is ROID Group, Inc. and we were incorporated in the State of Nevada on December 4, 2013. This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. This prospectus relates to the offering of up to 4,875,000shares of our common stock, par value $.01 per share.The Company is registering 2,000,000 shares of common stock, par value $0.01, of the ROID Group, Inc. (referred to herein as the “Company” “Issuer” “Registrant” or “ROID”), at a price of $0.60 per share, on a best efforts basis (the “Primary Offering”).    The offering will commence promptly on the date upon which the registration statement is declared effective. The offering will be for 180 days. At the discretion of our management, we may extend the offering for up to 90 days following the expiration of the 180-day offering period.  This is the initial offering of common stock of the Company.  The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its officers and directors.  The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately.  There is no minimum amount of common shares required to be purchased and therefore, the total proceeds received by the Company might not be enough to continue operations or a market may not develop.  No commission or other compensation related to the sale of the shares will be paid.

In addition, there are 2,875,000 shares of our common stock, par value of $0.01, being registered by the following existing holders of the securities, referred to as “Selling Stockholders” throughout this document (the “Secondary Offering”). The selling stockholders may sell some or all of their shares at a ﬁxed price of $0.60per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Sales by our stockholders must be made at the ﬁxed price of $0.60until a market develops for the stock. The selling stockholders either purchased their shares for $0.20 per share or were gifted the shares. We believe that there is a substantial risk that such a public market will never develop. We will not receive any proceeds from the sale of shares by the selling stockholders.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker ﬁle an application with the Financial Industry Regulatory Authority for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to ﬁle such application.

The resale of the shares by the Selling Stockholders is not being underwritten. The Selling Stockholders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. We are paying substantially all expenses incidental to registration of the shares.

There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the “risk factors” beginning on page 9 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February___________, 2015

You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

ITEM 3. PROSPECTUS SUMMARY

ROID GROUP, INC.

(A Development Stage Company)

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 9, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “ROID” refer to ROID Group, Inc., a Nevada corporation.

Our Business

We were incorporated under the laws of the State of Nevada on December 4, 2013.

Our general business strategy is to market the Quantum Dot (the “Quantum Dot” or “QD”) materials for bio-imaging based on our technology, the QD materials for bio-imaging have already been developed by us in South Korea in a lab size limited production, our ability to obtain the necessary financing to complete the development of full scale production and profitable manufacturing is dependent on raising money in the future.

We currently do not have patents on our QD materials and related products. Please refer to “Description of Our Business.” We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We may not generate revenues even if any of our QD technology is developed into full scale production. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our research and development. Please refer to “Risk Factors.”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The Company’s fiscal year end is December 31st.

 Where You Can Find Us

Our principal and technical office, from which we conduct our business activities, is located at 10827 Cloverfield Pt., San Diego, CA 92131.

The telephone number is 858.365.1737.

Our History

We were incorporated under the laws of the State of Nevada on December 4, 2013.

On December 4, 2013, we appointed Dr. Kwanghyun Kim to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

On December 4, 2013, we appointed Myungae Cha to be the Secretary of the Company.

We received our initial funding of $10,000 through the sale of common stock to our President, Dr. KwanghyunKim, who purchased 1,000,000 shares of our common stock at $0.01 per share on December 4, 2013.

On December 10, 2013, we appointed Dr. Dokyung Kim as a director of the Company. The Company also issued a further 5,000,000 shares of common stock to its President Dr. Kwanghyun Kimfor his services as the President.

On December 31, 2013, the Company closed a Regulation S private placement offering in which we sold an aggregate of 450,000 shares of our common stock in transactions which were exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $90,000 to six non-US investors at a share price of $0.20 per share.

On January 31, 2014, we closed a private placement offering in which we sold an aggregate of 675,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $135,000 to six non-US investors at a share price of $0.20 per share.

On March 31, 2014, we closed a Regulation S private placement offering in which we sold an aggregate of 1,450,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $290,000 to twelve non-US investors at a share price of $0.20 per share.

About this offering

This Prospectus relates to a total of 4,875,000 shares of common stock of ROID Group, Inc., a Nevada corporation.

An aggregate of up to 4,875,000 shares of our common stock may be offered and sold pursuant to this Prospectus by the Company and its Selling Stockholders. The Selling Stockholders acquired the 2,875,000 shares from us in a private placement conducted between December 31, 2013 and March 31, 2014, and from shares gifted to them from current shareholders.

Selling Stockholders

Shares being Registered by the Company

This is the Company’s initial public offering.  The Company is registering a total of 4,875,000 shares of its Common Stock.  Of the shares being registered, 2,875,000 are being registered for sale by the Selling Stockholders that are currently issued and outstanding.  The Company will not receive any proceeds from the sale of any of the 2,875,000 shares of the common stock being sold by the Selling Stockholders.  The Selling Stockholders may sell, as soon as practicable following the effectiveness of this registration at a fixed price of $0.60 until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”), or the OTCQB or listed on a securities exchange, and thereafter at prevailing market prices or in privately negotiated transactions.

The Company is offering 2,000,000 Shares of its common stock for sale in a self-underwritten, best-efforts offering.   The Company will receive up to $1,200,000 in the event that all the 2,000,000 shares of common stock are sold, of which there can be no assurance.

The Company will not receive any proceeds from the sales by the Selling Stockholders. The proceeds, if any, will be used for general working capital purposes.  This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by the board of directors.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies.  Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Terms Of The Offering

As of the date of this prospectus, The Company has 8,575,000 shares of Common Stock issued and outstanding. The Company is registering an additional 2,000,000 shares of its Common Stock for sale at the price of $0.60 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Dr. Kwanghyun Kim and Dr. Dokyung Kim will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Dr. Kwanghyun Kim and Dr. Dokyung Kimare not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Dr. Kwanghyun Kim, and Dr. Dokyung Kim will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Dr. Kwanghyun Kim and Dr. Dokyung Kimare not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor have they been within the past 12 months, an associated person of a broker or dealer.  At the end of the Offering, Dr. Kwanghyun Kim and Dr. Dokyung Kim will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Dr. Kwanghyun Kim and Dr. Dokyung Kim have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	2,000,000 shares of Common stock, par value $0.01, on a best-efforts basis
Securities Being Offered by the Selling Stockholders:

Up to 2,875,000 shares of common stock, par value$0.01, until the common stock becomes quoted on the OTC Bulletin Board, OTCQB or listed on a securities exchange, and thereafter at market prices or prices negotiated in private transactions

Offering Price per Share:	The offering price per share is: (i) $0.60 per share for the 2,000,000 shares offered by the Company; (ii) $0.60 per share for securities being offered by the Selling Stockholders;
Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.
Net Proceeds to The Company:	$1,179,000, if all the shares are sold (Total Net Offering Proceeds).
Use of Proceeds:

The Company intends to use the proceeds for day to day business operations. We anticipate that any net proceeds we receive in connection with the sale of the shares will be used for continued development of our products and for general corporate purposes and working capital.

Number of Shares Outstanding Before the Offering	8,575,000
Number of Shares Outstanding After the Offering:	Up to 10,575,000, if all the shares are sold.
Registration Costs:	Management estimates the total offering registration costs to be $21,000.

The Company’s officers, directors and control persons do not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from December 4, 2013 (date of inception) to September 30, 2014, included on Page 43 in this prospectus and the reviewed financial statements for the year ended December 31, 2013.

Financial Summary	September 30, 2014 ($)	December 31, 2013 ($)
Cash and Deposits	261,999	95,691
Total Assets	423,013	95,691
Total Liabilities	18,517	2,033
Total Stockholder’s Equity (Deficit)	404,496	93,658

Statement of Operations	Accumulated From December 4, 2013 (Inception) to September 30, 2014 ($)
Revenues	-
Cost of Revenues	-
Total Expenses	171,522
Net Loss for the Period	170,504

We have just commenced our operations and are currently have no revenue. Our accumulated deficit at September 30, 2014, was $(170,504). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

Risk Associated With Our Business

Corporate Background

ROID Group, Inc., is a development stage company that formed in the State of Nevada on December 4, 2013. We are a development stage company engaged in the production of Quantum Dots, which is the main product of our business. Quantum Dots (“QD” or “QDs”) are a semiconductor material that has recently been spotlighted for its efficiency and various application possibilities; however, the manufacturing of Quantum Dots and manufacturing technology is quite difficult due to the QDs delicate nature and nano-scale size.  ROID Group’s plan of operations is to market the Quantum Dot materials for bio-imaging based on our production technology. We have already developed the QD materials for bio-imaging in South Korea, in a lab size limited production scale and we are now working on increasing our means of production. Our production of the QD materials will originally be in South Korea. ROID Group, Inc., will finance the production, research and marketing of its QD products. ROID Group, Inc. will also consult with other South Korean QD companies that would like to expand to the United States of America and around the world.

The accompanying financial statements have been prepared assuming ROID Group will continue as a going concern.  As discussed in Note 1 to the financial statements, ROID Group has not generated any cash flow from operations and has accumulated losses since inception.  These factors raise substantial doubt about ROID Group’s ability to continue as a going concern.  ROID Group is in the development stage and to date has not generated any revenue.  In a development stage company, management devotes most of its activities to the development and marketing of the Company’s QD technology and products.  The financial statements have been prepared on a going concern basis, which implies that ROID Group will continue to realize its assets and discharge its liabilities in the normal course of business.  ROID Group is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  There is no guarantee that ROID Group will be able to raise any equity financing or generate profitable operations. As of September 30, 2014, ROID Group has accumulated losses of $170,504 since inception.  These factors raise substantial doubt regarding ROID Group’s ability to continue as a going concern.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

Risks Related to Our Business and Industry

We are a development stage company and have incurred substantial losses since inception.

We have never earned any revenues. In addition, we have incurred net losses of $170,504 for the period from our inception (December 4, 2013) through September 30, 2014, and, based upon our current plan of operation, we expect that we will incur losses for the foreseeable future.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the period ended September 30, 2014. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

Our cash, cash equivalents and short-term investments on hand totaled approximately $261,999 at September 30, 2014.  To date, we have relied primarily upon cash from the private sale of equity securities to generate the working capital needed to finance our operations.

Although we received net proceeds of approximately $515,000 from the sale of shares of common stock in our Regulation S offering at the end of 2013 and beginning of2014, we will need substantial additional capital to continue to operate our business.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

Technological changes in Quantum Dots and end-user industries could render our products uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline.

The nanotechnology market is characterized by continually changing technology requiring improved and updated features.  Our failure to further refine and improve our technology and develop and introduce new products could cause our products to become uncompetitive, obsolete, or unpopular, which could reduce our market share and cause our revenues to decline.  The nanotechnology industry is rapidly evolving and competitive.  We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to effectively compete in the future. A variety of competing technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products.  Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. Prior to completing commercial production of the Quantum Dots, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the research and development of our Quantum Dot technologies and production processes, we will fail and you will lose your entire investment.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other companies.

Our directors may also be a director of other companies (including industry related companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating quantum dot companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit.

If the use of any of our Quantum Dot products as developed harm people or the environment, we could be subject to costly and damaging product liability claims.

We may be exposed to potential product liability risks that are inherent in the testing, manufacturing and marketing of our Quantum Dot products. Side and/or environmental effects and other liability risks could give rise to viable product and environmental liability claims against us.  We have not yet obtained insurance coverage, and if we do so, we may not be able to maintain this insurance on acceptable terms.  Moreover, insurance may not provide adequate coverage against potential liabilities.  As a result, product liability claims, even if successfully defended, could have a material adverse effect on our business, financial condition and results of operations.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of Dr. Kwanghyun Kim, our President and Chief Executive Officer, and a Director and Dr. Dokyung Kim a Director of the Company. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

Our future success may be dependent upon our obtaining licenses and intellectual property rights and know-how and protecting these rights.

The key assets of the Company will be in its obtaining of licenses and intellectual property rights, its know-how and the expertise, capabilities and relationships brought to the Company by its management team. The Company will continue to develop its intellectual property portfolio and licensing rights, and currently has no patents pending for the production of quantum dots.  The Company will also work closely with the South Korean government to develop and expand its intellectual property portfolio.  As the business progresses, the Company will continually build out its portfolio of owned and licensed intellectual property, and take all appropriate steps to protect these rights. No assurances can be given that the Company will be successful in building out its portfolio of owned and licensed intellectual property and in protecting these rights.

Our future success depends upon our ability to compete in the market place.

The commercial quantum dot industry is relatively young and undeveloped, with a small number of competitors attempting to establish themselves in different segments employing one or more competitive strategies. Competition among these companies is based on product quality and performance characteristics, volume, price and continuing research, development and product improvements.  The Company believes that it is well positioned to compete in each of the aforementioned areas, each of which is more fully described under the Section titled “Description of the Business”. Generally the Company is also subject to other competitive risks that early stage businesses experience, and of advanced technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience than our Company.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

•

our failure to produce products that compete favorably against other products on the basis of cost, quality, and performance;

•

any limitations or warnings on our products approved labeling;

•

the willingness of the target population to try our new technology and whether or not customers will accept our new technology;

•

our failure to develop and maintain successful relationships with distributors, project developers and other resellers, as well as strategic partners; and

•

the strength of marketing and distribution support and timing of market introduction.

If our products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

We may become subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of not obtaining revenues.

We will conduct a substantial portion of our business outside the United States and plan to significantly increase our presence in other foreign countries.  Doing business outside the United States, subjects us to various risks, including changing economic and political and environmental conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation.  We have no control over most of these risks and may be unable to anticipate or adapt to changes in international economic and political and environmental conditions.  This may lead to sudden and unexpected increases in expenses.

RISKS RELATING TO OUR COMMON SHARES

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 30,000,000 shares of common stock, of which 8,575,000 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

• that a broker or dealer approve a person’s account for transactions in penny stocks; and
• that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

• sets forth the basis on which the broker or dealer made the suitability determination; and
• confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board after the registration statement relating to this Prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Because our officers and directors are located in a non-U.S. jurisdiction, you may have limited effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

Our directors and officers are nationals and residents of the Republic of Korea (“South Korea”), and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other Over-the-Counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

●	variations in quarterly operating results;

●	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

●	our relationships with other companies or capital commitments;

●	additions or departures of key personnel;

●	sales of capital stock or termination of stock transfer restrictions;

●	changes in financial estimates by securities analysts, if any; and

●	fluctuations in stock market price and volume.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Dr. Kwanghyun Kim. This concentration of ownership could discourage or prevent a potential takeover of ROID Group, Inc. that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by Dr. Kwanghyun Kim, our President, Chief Executive Officer, Treasurer and Director, who was issued 6,000,000 shares of our common stock for $10,000 and services in the years 2013 and2014 and currently holds 3,700,000 shares of our common stock.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Dr. Kwanghyun Kim has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTCBB (if and when listed thereon) is not an ‘‘automated quotation system’’ and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. None of our currently outstanding shares of Common Stock have been held for one year or more. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•  trends affecting the Company’s financial condition, results of operations or future prospects

•  the Company’s business and growth strategies

•  the Company’s financing plans and forecasts

•  the factors that management expects to contribute to its success and the Company’s ability to be successful in the future

•  the Company’s business model and strategy for realizing positive results when sales begin

•  competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

•  expenses

•  the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

•  the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

•  the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

•  the impact of new accounting pronouncements on its financial statements

•  that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

•  the Company’s market risk exposure and efforts to minimize risk

•  development opportunities and its ability to successfully take advantage of such opportunities

•  regulations, including anticipated taxes, tax credits or tax refunds expected

•  the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

•  the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

•  that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and

•  expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•  the Company’s inability to raise additional funds to support operations if required

•  the Company’s inability to effectively manage its growth

•  the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

•  the Company’s inability to successfully compete against existing and future competitors

•  the effects of intense competition that exists in the industry

•  the effects of an economic downturn and its effect on consumer spending

•  the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

•  the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

•  financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,

•  other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4. USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $1,200,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company. The “Use of Proceeds” Chart below estimates the use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	2,000,000 Shares Sold (100%)	1,500,000 Shares Sold (75%)	1,000,000 Shares Sold (50%)	200,000 Shares Sold (10%)
Gross Offering Proceeds	$1,200,000	$900,000	$600,000	$120,000
Approximate Offering Expenses (1)
SEC Filings	3,000	3,000	3,000	3,000
Transfer Agent	1,000	1,000	1,000	1,000
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	13,000	13,000	13,000	13,000
Total Offering Expenses	21,000	21,000	21,000	21,000

Total Net Offering Proceeds	1,179,000	879,000	579,000	99,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	300,000	225,000	150,000	30,000
Marketing	70,000	52,500	35,000	7,000
Corporate Office Lease	50,000	37,500	30,000	30,000
Office Supplies	9,000	9,000	9,000	4,000
Manufacturing Equipment	100,000	100,000	80,000	10,000
Raw Materials	390,000	235,000	145,000	2,000
Factory Lease	100,000	100,000	100,000	-0-
Insurance (Directors, Officers, Product, Auto, General Liability)	50,000	37,500	25,000	5,000
Travel	10,000	7,500	5,000	1,000
Media Commercials	30,000	22,500	15,000	3,000
Vehicle (leasing, Fuel, Repairs)	30,000	22,500	15,000	3,000
Bank Charges	10,000	7,500	5,000	1,000
Employee Benefits	30,000	22,500	15,000	3,000
Total Principal Uses of Net Proceeds	1,179,000	879,000	579,000	99,000
Amount Unallocated	-0-	-0-	-0-	-0-

(1)  Offering expenses have been rounded to $21,000 and have heretofore been partially paid from the proceeds from the Company’s Private Placement Offering.

(2)  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $1,179,000 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $300,000towards the salaries of the officers, directors, employees, and independent contractors, $50,000 for the corporate lease payments, $70,000 for marketing, $590,000 for manufacturing equipment, factory lease and raw materials.  We will allocate $50,000for insurance for the directors, officers, products, and general liabilities.

If 75% of the offered Shares are sold the Company will receive $879,000, after paying offering expenses.  In this case, the Company plans to cut the staffing budget to $225,000, cut the manufacturing equipment, factory lease and raw material budget to $435,000, reduce the lease expense to $37,500 and lower the marketing budget to $52,500. In this instance, the Company’s president may work more on our technology and growing the company because we will still have enough money to hire an assistant, who will be able to relieve much of the bookkeeping and ad ministerial load. The Company plans to allocate the remaining proceeds as follows: $7,500 to travel, $22,500 to media commercials.  We will allocate $37,500for insurance for the directors, officers, products, and general liabilities.

If 50% of the offered Shares are sold the Company would receive $579,000, after paying offering expenses. The Company would further cut the staffing budget for the officers and directors to $150,000. The Company would not be able to hire an assistant to bear some of the ad ministerial duties and office workload, which will result in the president allocating more time to those activities.  The Company still plans on spending $275,000 to purchase manufacturing equipment, lease a factory and purchase raw materials; however, it would significantly cut the marketing budget to $35,000 and the media commercials for the television and internet allotment to $15,000. The Company plans to cut the earmark on the corporate office lease to $30,000 and reduce the travel budget to $5,000. We will still allocate $25,000 for insurance for the directors, officers, products, and general liabilities.

If the Company sells10% of the Shares under the Offering it would be severely restricted in its operating plans and only have sufficient proceeds to cover offering expenses, operate the Company for the year, and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will not have sufficient proceeds to hire any staff and initiate growth. In this instance, it will have to seek out additional capital from alternate sources to fully execute the plan of operations. If such funds are not available the business would likely fail and any investment would be lost.

The funds from this Offering may be used to pay Dr. Kwanghyun Kim and Dr. Dokyung Kim for their services to the Company, prior to, during, and subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receive.

If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of the officers and directors in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of the officers and directors regarding potential investments in the Company.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $0.60per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. The Selling Stockholders will sell shares from time to time at a fixed price of $0.60per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, Selling Stockholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

ITEM 6. DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of the arbitrary determination of the offering price of the Shares  being offered.  Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by the existing stockholders.

As of September 30, 2014, the net tangible book value of the Company shares was $(404,496) or approximately $(.051) per share, based upon 8,575,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of all the Shares being offered by the Company and receipt of the total proceeds of $1,200,000, the net tangible book value of the 10,575,000 shares to be outstanding will be $1,638,569, or approximately $.155 per Share.  Accordingly, the net tangible book value of the shares held by the existing stockholders (8,575,000 shares) will be increased by an average of $.104 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.60 per Share) of $.445 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.155 per share, reflecting an immediate reduction in the $0.60 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 81.1% of the total number of shares then outstanding, for which they will have made a cash investment of $515,000 or an average of $.06per Share.  Upon completion of the offering, the purchasers of the Shares offered hereby will own 18.9% of the total number of shares then outstanding, for which they will have made a cash investment of $1,200,000, or $0.60 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to September 30, 2014:

	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold
Offering Price	$0.60 per share	$0.60 per share	$0.60 per share
Net tangible book value at 09/30/14	$(0.051) per share	$(0.051) per share	$(0.051) per share
Net tangible book value after giving effect to the Offering	$0.155 per share	$0.133 per share	$0.108 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.104 per share	$0.082 per share	$0.057 per share
Per Share Dilution to New Investors	$0.445 per share	$0.467 per share	$0.543 per share
Percent Dilution to New Investors	74%	78%	90.5%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders  and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Our Officers as a Group	$0.01	5,700,000	54%	$10,000
Existing Stockholders who purchased in our Reg S Offering	$ 0.20	2,575,000	24%	$515,000
Existing Stockholders who received their shares from our President	$0.00	300,000.028%		$0.00
Investors in This Offering	$ 0.60	2,000,000	18.9%	$1,200,000

ITEM 7. SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,875,000 shares of our common stock held by Twenty Seven (27)stockholders of our common stock which we sold in our Regulation S offering completed at the end of 2013 and the beginning of 2014, or were gifted by our President.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 31, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Shares Beneficially Owned Prior to the Offering		Total Shares	Shares Beneficially Owned After the Offering (1)
Shareholder Name	Number	Percent	Registered	Number	Percent

Kiyong Kim	200,000	2.33%	200,000	-0-	-0-
Sangjong Kim	275,000	3.21%	275,000	-0-	-0-
Seunggil Kim	200,000	2.33%	200,000	-0-	-0-
Gwondon Ryu	150,000	1.75%	150,000	-0-	-0-
Kwang Sul	250,000	2.92%	250,000	-0-	-0-
Yukeun Song	125,000	1.46%	125,000	-0-	-0-
Kyunghee Jeon	250,000	2.92%	250,000	-0-	-0-
Insub Jun	50,000	0.58%	50,000	-0-	-0-
Misuk Jeong	100,000	1.17%	100,000	-0-	-0-
Keumjoo Choi	250,000	2.92%	250,000	-0-	-0-
Hongjun Choi	50,000	0.58%	50,000	-0-	-0-
Dong Seon Lim	50,000	0.58%	50,000	-0-	-0-
JinHee Na	50,000	0.58%	50,000	-0-	-0-
SeungJin Lee	50,000	0.58%	50,000	-0-	-0-
Kwangwoong Choi	500,000	5.83%	500,000	-0-	-0-
EunGeu Moon	25,000	0.29%	25,000	-0-	-0-
Changgeun Park	80,000	0.93%	80,000	-0-	-0-
Danny Seo	80,000	0.93%	80,000	-0-	-0-
Yong Yun Lee	80,000	0.93%	80,000	-0-	-0-
Ju-chi Lee	10,000	0.12%	10,000	-0-	-0-
Doh Yeong Ahn	10,000	0.12%	10,000	-0-	-0-
Janna Lim	10,000	0.12%	10,000	-0-	-0-
Minh Q. Van	10,000	0.12%	10,000	-0-	-0-
Dong Hoon Lee	10,000	0.12%	10,000	-0-	-0-
Jeffrey E. Chanine	10,000	0.12%	10,000	-0-	-0-
Total	2,875,000		2,875,000	-0-	-0-

* Less than 1%

(1)	Assumes that all securities will be sold.

Selling Stockholders may be deemed to be underwriters within the meaning of the Securities Act in connection with any sales covered by this registration statement.

Other than as previously disclosed, to the Board’s knowledge, none of the Selling Stockholders or their beneficial owners:

•	Has had a material relationship with ROID or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
•	Has ever been one of its officers or directors or an officer or director of its predecessors or affiliates
•	Are broker-dealers or affiliated with broker-dealers.

The Company’s officers and directors are personally acquainted with its stockholders, and solicited their investment in the private placement. Its officers and directors did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

ITEM 8. PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The Selling Stockholders who purchased their shares on or before July 31, 2014, may sell some or all of their shares at a fixed price of $0.60 per share until the Company’s shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, Stockholders may sell their shares in private transactions to other individuals. Although the Company’s common stock is not listed on a public exchange, it has planned to contact a market maker to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on its behalf in order to make a market for the Company’s common stock. There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between six months and one year. The following is a summary of the provisions of Rule 144:

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•  1% of the number of shares of common stock then outstanding, or

•  the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer.  In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel.  Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days. Once a market has been developed for the Company’s common stock, the shares may be sold or distributed from time to time by the selling Stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where the common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
•	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The Company will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The Selling Stockholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide the ROID Group, Inc., with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell company" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and/or a shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders

Regulation M

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, Selling Stockholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of the Company’s common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase the Company’s common stock.

Shares Offered by the Company

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company’s officers and directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any Shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  The officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.

Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;  and

c.

Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any Shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $0.60 per Share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable.  All checks for subscriptions should be made payable to the ROID Group, Inc.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board (the “OTCBB”) maintained by FINRA. As of the date of this Prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Common Stock

Our authorized capital stock consists of 30,000,000 shares of Common Stock, with a par value of $0.01 per share. As of December 31, 2014, there were 8,575,000 shares of our Common Stock issued and outstanding. Our shares are held by Twenty Seven (27) stockholders of record. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of no shares of preferred stock.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 2,000,000 shares are sold, the present stockholders will own81.1% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 18.9% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending December 31, 2013 that have been included in this prospectus have been audited by Seale and Beers, CPA’s.  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Andrew Coldicutt has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT

A. Description of the Business

We were incorporated in the State of Nevada on December 4, 2013. We are a development stage company and from our inception to date, we have not generated any revenue. We intend to focus onthe manufacturing and sale of Quantum Dots for various commercial purposes.

On December 4, 2013, we appointed Dr. Kwanghyun Kim to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

On December 4, 2013, we appointed Myungae Cha to be the Secretary of the Company.

We received our initial funding of $10,000 through the sale of common stock to our President, Dr. Kwanghyun Kim, who purchased 1,000,000 shares of our common stock at $0.01 per share on December 4, 2013.

On December 10, 2013, we appointed Dr. Dokyung Kim as a director of the Company. The Company also issued a further 5,000,000 shares of its common stock to its President Dr. Kwanghyun Kim for his services as the President.

On December 31, 2013, the Company closed a Regulation S private placement offering in which we sold an aggregate of 450,000 shares of our common stock in transactions which were exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $90,000 to six non-US investors at a share price of $0.20 per share.

On January 31, 2014, we closed a private placement offering in which we sold an aggregate of 675,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $135,000 to six non-US investors at a share price of $0.20 per share.

On March 31, 2014, we closed a Regulation S private placement offering in which we sold an aggregate of 1,450,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $290,000 to twelve non-US investors at a share price of $0.20 per share.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. Neither we, nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of another acquisition or merger.

Since we have a specific business plan, which we have begun to execute, and we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are a development stage company and have not generated any revenue to date. We currently have no employees.

As discussed in the Notes to Financial Statements included in this Registration Statement, as of September 30, 2014, we had no revenue and had negative cash flow of approximately $170,504 for the period from December 4, 2013 (commencement of operations) to September 30, 2014. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period from December 4, 2013 (commencement of operations) to September 30, 2014. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

The Company

Quantum Dots

Quantum dots are tiny nano particles of a semiconductor material which emit light, or fluoresce, when excited with energy. The color of light emitted varies depending on the size of the quantum dot so that photonic emissions (colors) can be tuned by the creation of quantum dots of different sizes.  Their unique properties as highly efficient, next generation semiconductors have led to the use of quantum dots in a range of electronic and other applications, including in the biomedical, display and lighting industries.  Quantum dots also have applications in solar cells, where their characteristics enable conversion of light energy into electricity, with the potential for significantly higher efficiencies and lower costs than existing technologies, thereby creating the opportunity for a significant forward leap in the solar energy industry through the use of quantum dots in printed photovoltaic cells.

Quantum dots were discovered in a glass matrix by Alexei Ekimov and in colloidal solutions by Louis E. Brus. The term "quantum dot" was coined by Mark Reed.

First commercialized QDs were manufactured based on Pyrolysis by Prof. Bawendi’s group in MIT, he is well-known as a pioneer in the field of Quantum Dots. Various companies have already entered this field and most comparable competitors are early entrants, such as QD Vision, Nanoco Group (U.K.), Quantum Materials Corporation (U.S.).

Quantum Dots are nano-size crystals made of semiconductor materials that are small enough to exhibit quantum mechanical properties. The size of a crystal is smaller than a human cell. Because of its size, it shows special electrical conductivity properties which bulk type semiconductors cannot achieve. One of the special properties of QDs is that they release lights when electric energy is absorbed and released.

Quantum means discrete energy value. Dot means rounded nano-particle. The Quantum Dots are comprised of a core, a shell, a macromolecule coating and several exterior couplers. The emission color of the Quantum Dot is based on the size of the core. The shell on the core highly enhances the brightness of the color, by increasing the quantum yields of the QD. Without the shell the QDs would have a very low quantum yield. The macromolecule, such as a polymer coating, makes the nano-size crystals stable, soluble and buffers the QD by giving it protection against environmental changes, photo-oxidative degradation, and provides an alternate route for modularity. The exterior couplers are covalently linked with other macromolecules. Through the manipulation of its exterior couplers, specific applicable fields of the Quantum Dots can be defined. As an example, the exterior coupler can link to specific molecules which can be used for a specific purpose. For instance, a molecule having cancer tracking ability could be coupled to an exterior coupler of QD which emits lights like an indicator in order to become a cancer tracking bio indicator, and the exterior coupler of the QD could be manipulated in order to give specific information to link with that specific cancer tracking molecule.

QDs are thought to be so important that they are considered to be the next generation of semiconductors because QDs, with their special properties, will make accessible, significant improvements to various fields such as Bio Imaging, Display Devices, Image Sensors, Solar Cells, LED light bulbs and many more.

Our Process Strengths

No.	Comparison items	Oil based QD	ROID's water based QD
1	Chemical toxicity	Highly Toxic	Less Toxic
2	Chemical handing	Glove Box (non oxygen)	Fume hood with oxygen
3	Reaction temp.	220-360 degree	50-120 degree
4	1g retail cost	1,000 ~ 15,000 US$	Extremely low
5	Bulk production yield	Max grams	No limit
6	Size tuning	Unstable	Sharp
7	Bio application	No	Yes
8	Surface modification	Difficult	Easy
9	Quantum yield	30-50%	more than 80%
10	FWHM	25nm	35nm
11	Possible risk	Explosion	Safe

Our technology for creating Quantum Dots has significant advantages in this scientific field. According to the current trends of the QD market, manufacturers and researchers are seeking non-toxic and cost-effective manufacturing techniques which are perfectly suited to our product, as our Quantum Dots are created using water for their base and therefore are less chemically toxic than oil or heavy metal based Quantum Dots, to both the environment during production and to the end users of our products. Because our manufacturing process uses water as the base for our Quantum Dots there is a far lower risk of explosion or contamination to the production facilities as well. Due to our manufacturing techniques our cost price will be lower, and our production capability will be much higher than our competitors. Our Competitors methods typically cost around $1,000 to $15,000 and can only produce grams of Quantum Dots per day, where we believe our methods will allow us to produce our Quantum Dots for much less and we should be able to produce as many Quantum Dots as our manufacturing capability will allow.

Our production methods also allow us to size tune our Quantum Dots, more precisely than other methods, in order to manipulate the emitting colors for specific needs. Size tuning and our easy surface modification technique, will allow us to achieve a high quantum yield, and in testing our technique shows our quantum yield at or above 60%; whereas, other existing QDs in the industry, only perform at approximately30~50%.

Markets and Applications

Quantum Dots are particularly useful in the improvement of optical definitions and as such Quantum Dots have the potential to be very advantageous in the following fields:

The Healthcare industry is one of the key areas to adapt and use the QD technology. There are numerous applications in the biomedical and biotechnology field that are already being exposed to QD technology as such, it accounts for the largest percentage of the Quantum Dot market, on the whole. Applications in biomedical and biotechnology fields are expected to increase as and when the technology progresses.

In the Bio-imaging field, QDs can be applied to the research of fluid dynamic imaging inside the body, for drug delivery systems, cancers, proteins, and new drug developments in organic cells. QDs in this field are already commercialized and being used in hospitals around the world; however, they are currently extremely expensive.

In the display devices field, application of QDs are in stages of commercial & non-commercial development for every type of display device such as TV monitors, PC monitors, Smart cellular phones, Navigation GPS’, Tablet PC’s, and more. QD based display devices show true natural color and will consume less than a fifth of the power of LCD’s and will use significantly less energy when compared to other existing display systems, as stated by researcher Tae-Ho Kim.

In the imaging sensor field, QDs can increase the dynamic range, approximately, four times for CCD and CMOS image sensors on digital cameras. A QD image sensor absorbs over 95% of visible light while existing image sensors absorb only approximately 20% of visible light, which means that the QD image sensors give four times the contrast and resolution as compared to existing image sensors.

In the solar cell industry, research has shown that QD based solar cell of tandem structure will give over 66% of quantum efficiency; whereas, other silicon based solar cells currently used, only show approximately 18% quantum efficiency.

In the LED light bulb field, QD LED light bulbs have been spotlighted due to the fact that a QD based light bulb not only gives white light, but also an increase over 25% of luminous efficiency (the measure of how well a light source produces visible light) compared to others.

Products

In the first stage of manufacturing our QDs, we are planning to produce bio-imaging QDs, as we believe they have the largest current potential market and have the largest market acceptance thus far.

We will produce our cores/shells as both a solution type and a powder type of QDs. Then we will produce our bio-imaging applicable QD solution by coating our cores/shells with a macromolecule coating and several exterior couplers, to provide stability.

Common types of bio imaging applicable QDs are CdSe (Cadmium Selenide) or Cede (Cadmium Telluride) core and ZnS (Zinc Sulfide) or ZnSe (Zinc Selenide) shell. Cadmium (“Cd”) is considered to be heavy metal material, and is highly toxic. Later on, our plan is to manufacture QDs with Cd Free materials such as InP(Indium Phosphide) or using the ZnS:Mn/ZnS(Zinc Sulfide with Manganese/ Zinc Sulfide) types as well.

If we decide to automate our factory, we expect that it would take us approximately three to six months to set up the automation. The costs we predict in regards to the automation of our factory are estimated in the range of fifty thousand to one hundred thousand dollars in order to set up the automated factory. The range of the cost could vary greatly, because, we have to manufacture and customize the entire system which would have to control many parameters that our researchers would otherwise perform in our non-automated factory.  Customizing the system to meet our specific needs would be complicated; however, once the system is automated we would then be able to realize more advantages, such as easier quality control, safer operations, more production and less labor, compared to a non-automated factory.

Sales and Marketing

Our first step is fund raising through investment relations. Our CEO is attending tradeshows and meeting with potential investors who are interested in our QD products and manufacturing capabilities. While we are looking for investments, we will start setting up a small factory, for our QD core/shell manufacturing and bio-imaging applicable QD production and then marketing our water-based QD’s, as they are less toxic and require a less complicated process for bio-application compared to oil based QD.

Manufacturing and Materials

Most commercialized QDs follow the pyrolysis method of Prof. Bawendi’s group developed at MIT. This method uses TOPO (trioctylphosphineoxide) and TOP (trioctylphosphine) as an emulsifier and octadecene as solvent. However, the price of the emulsifier is extremely high, and the characteristic of this solvent is that it has a boiling point that is very high during the chemical process, which makes it difficult and dangerous to use.  The precursor is comprised of a core/shell and its Separate Injection Temperature is approximately 350oC and the Growth Temperature is 280oC in octadecene, the solvent. A QDs wavelength of emitting light depends on its molecular base, and the size of its core/shell.  That core/shell size is determined by the temperature of the solvent during the manufacturing process.  Controlling the temperature is extremely difficult, in the oil based QD, because ofthe high boiling point required by the solvent method, thus, with Prof. Bawendi’s method, QDs can only be produced in droplet sizes and small quantities.

Our manufacturing method does not use those chemicals and instead uses water (water based) and temperatures of 100oC ~ 120oC instead of using TOPO & TOP as the emulsifier and octadecene (oil base) as the solvent, which means that we do not need to use a complex chemical process to create our QDs, our results compare to others in the industry and we will have the technology and capability to produce the QDsin large quantities.

Our QDs structure (core/shell) type is CdSe/ZnS(Cadmium Selenide / Zin Sulfide) which is a common variety in the QD industry.

The QD manufacturing method of others in the market is to assemble the materials within high temperature (300oC) oil, which has several disadvantages, the two main disadvantages being, dealing with high temperature oils, and then maintaining stable control of that high temperature. Maintaining the delicate balance between those two factors is strongly related to the QDs quality and the ability to be able to produce large quantities of high quality QDs. Thus it used to be impossible to manufacture mass amounts of QDs at a reasonable price. Our Company, using our water based method, is able to achieve mass production with a lower cost due to our technology and continuous production techniques, meaning that we do not have to stop production to manipulate the QDs during reactions between the core and shell, which is done using other techniques.

The biggest difference between our Water Based QDs compared to the Oil Based QDs, is that our Water Based QDs provide more stability during the manufacturing process and at a lower overall cost of manufacturing. Our Water Based QDs also have many other benefits over the Oil Based QDs, because Water Based QDs are soluble in water and they can be applied as a bio related florescence probe without additional chemical treatment; whereas, Oil Based QDs need additional chemical treatment for florescence probe application. The chemical treatment necessary for Oil Based QDs also causes a 70% reduction of brightness; therefore, a much larger amount of Oil Based QDs are needed to reach a similar quality level as compared to our Water Based QDs.

Patents, Trademarks and Licenses

We currently do not have any patents or trademarks; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Plan of Operations

   The following chart shows our plan of operations and expected milestones over the next twelve months:

Months	M1	M2	M3	M4	M5	M6	M7	M8	M9	M10	M11	M12
Fund raising
Small factory set up
Marketing of QD core/shell
QD core/shell production & sales
Bio-imaging Applicable QD launching & sales

We believe that our combination of professional experience and the affordability of our QDs creates a vision that is uniquely ours – and one that we believe is somewhat unique in our industry. However, we also believe this trend is already becoming a part of the accepted conventional QD wisdom.

According to our estimated planned budget, we are planning to raise up to $1,200,000 to be fully funded for the next twelve months. In order to start small scale production of our QD products, we will need approximately $800,000 to $900,000. However we are seeking up to $1,200,000 in consideration of expanding our business in the meantime due to the rapid growth of the industry and to be able to produce higher quantity of our products, which will also lower our production costs.

We plan on setting up a small factory (approximately 2,000 feet2) in South Korea with the necessary production equipment. We estimate the cost to be around $400,000 to produce our basic item QD core/shell. Our labor cost and operation cost for first 6 Months are estimated to be between $300,000 to $400,000.  In order to promote our sales, we estimate the marketing expense to be approximately $70,000. In case of rapid growth of our business, we may need an additional $300,000 to $400,000 in order to expand our factory, labor supply, and our line of products beyond the bio-imaging application of Quantum Dots later on.

We are planning to manufacture our QD core/shell, immediately after raising the required funding, as this is the core, of our QD production capability, which will allow us to start to build a customer base, and to begin earning revenues.

During the 1st year, we will manufacture QDs for bio-imaging applications, then once we become more established, we will expand our QD production into other applications of the QD that are currently not in as high demand as the bio-imaging applications. During our first year, we will mostly be focusing on setting up our small scale manufacturing factory for Bio-imaging QD applications.  In the following years, we will concentrate on expanding our production to sell our Core/Shells to more users.

Our factory needs to be approximately 2,000 square feet, big enough to hold a pilot scale 50 liter piece of QD production equipment. The equipment for measuring quantum yield and particle size, such as a Luminescence measurer, vacuum concentration machine, and particle size analyzer, for the quality control of our product will also be needed. We will also need to have approximately two to three vacuum evaporators for our employees’ safety. In case of automation in production, we will need to customize our automation equipment. Later, we will also need to put in place, plans for the collecting and disposal of our chemical waste.  We have factored these costs into our proposed use of proceeds.

Competition

Existing companies in the QD market are currently facing the absence of a mass production technique and without that mass production technique they cannot satisfy the needs of today’s market. Thus many of our competitors’ market strategies are to sell small amounts of QDs at an extremely high price. Our notable competitive strengths are that we have a mass production technique, have influential QD scientists on our board of directors, and can produce our QDs at a lower cost. Thus we should be able to fulfill a large portion of the consumers demand for QDs.

According to BCC Research, total Sales in the QD Market will be $670M in 2015 at a CAGR of 85.3% while another research facility, Markets and Markets (www.MarketsandMarkets.com) predicted that the total sales of QD market in 2022 will be $748M at a CAGR of 55.2%.

The Company is subject to other competitive risks of early stage and commercial businesses generally, and of advanced technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience that the Company. See “Risk Factors.”

Government Regulation

The business of the Company is subject to various types of government regulations, including restrictions on the chemical composition of quantum dots used in life sciences and other sensitive applications, regulation of hazardous materials used in or produced by the manufacture or use of Quantum Dots. Management believes that its Water Based QDs and manufacturing process allow the Company to comply with current regulations by producing our QDs using water. Using water provides us with environmental advantages over the oil based QDs because our QDs are soluble in water and contain less risk to the environment and end users. However, new regulations or requirements may develop that could adversely affect the Company or its products in the future.

Most of our current and proposed activities will be subject to numerous federal, state, local and international laws and regulations concerning machine and chemical safety and environmental protection.  Such laws include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response Compensation Liability Act.  We will also be subject to laws governing the packaging and shipment of some of our products.  Such laws require that we take steps to, among other things, maintain air and water quality standards.

Environmental Regulation

Any proposed processing and manufacturing operations will be subject to federal, state, local and international environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation, and/or removal of substances discovered at any other property used by us; to the extent that the substances are deemed by the federal and/or state government to be toxic or hazardous.  Courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal, or transportation of hazardous substances.  We may use hazardous substances in our testing and operations and, although we will employ reasonable practicable safeguards to prevent any liability under applicable laws relating to hazardous substances, companies engaged in materials production are inherently subject to substantial risk that environmental remediation will be required.

Employees

Other than the foregoing named officers and directors, who do not receive a salary, we currently do not have any employees.

B. Description of Property

Our offices are currently located at 10827 Cloverfield Pt. San Diego, CA 92131. Our telephone number is 858.365.1737. Our offices are provided to us at a cost of $800 per month on a month to month basis. We believe that these offices are adequate for our purposes. We do not own any real property or significant assets. Management believes that this office space will meet our needs for the next 12 months.

C. Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

D. Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, the Company intends to contact an authorized market maker for sponsorship to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  price for the penny stock and the significance of the spread between the bid and ask price;

d.

contains a toll-free telephone number for inquiries on disciplinary actions;

e.

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)

the bid and offer quotations for the penny stock;

2)

the compensation of the broker-dealer and its salesperson in the transaction;

3)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4)

monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company hasapproximately Twenty Seven (27) shareholders of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The Company does not have a Stock Transfer Agent as of this filing, but will appoint one in the near future.

E.  Financial Statements

The Company's financial statements are below on page 43.

F.  Selected Financial Data

Working Capital

	September 30, 2014 $	December 31, 2013 $
Total Assets	423,013	95,691
Total Liabilities	18,517	2,033
Working Capital (Deficit)	404,496	93,658

Cash Flows

	Nine Months Ended September 30, 2014 $	For the Period from December 4, 2013 (date of inception) to September 30, 2014 $
Cash Flows from (used in) Operating Activities	(98,692)	(103,001)
Cash Flows from (used in) Investing Activities	(160,000)	(160,000)
Cash Flows from (used in) Financing Activities	425,000	525,000
Net Increase (decrease) in Cash During Period	166,308	261,999

G.  Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

H. Management's Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF ROID GROUP, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

Results for the Period from December 4, 2013 (Inception) through September 30, 2014

Revenues.

The Company’s revenues for the period December 4, 2013 (inception) through September 30, 2014 were $nil.

Cost of Revenues

The Company’s cost of revenues for the period December 4, 2013 (inception) through September 30, 2014 was $nil.

Gross Profit/Loss.

The Company’s gross profit/loss for the period December 4, 2013 (inception) through September 30, 2014 was $nil.

General and Administrative Expenses.

General and administrative expenses for the period December 4, 2013 (inception) through September 30, 2014 were $171,522. General and administrative expenses consisted primarily of consulting fees, rent, travel, meals and entertainment, and preparing reports and SEC filings relating to being a public company.

Net Loss.

Net loss for the period December 4, 2013 (inception) through September 30, 2014 was $(170,504). The net loss for this period was primarily related to general and administrative expenses exceeding the amount of revenues for the period indicated.

Impact of Inflation

We believe that the rate of inflation has had a negligible effect on our operations.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

As of September 30, 2014, total current assets were $423,013, which consisted of cash and Loans receivable.

As of September 30, 2014, total current liabilities were $18,517, which consisted of accounts payable, loans from a related party, and credit card payable. We had positive net working capital of $404,496as of September 30, 2014.

During the period from December 4, 2013 (inception) through September 30, 2014, operating activities used cash of $(171,522). The cash used by operating activities related to general and administrative expenses, professional fees, payroll expenses, consulting expenses and rent. All of the cash during this period was provided by the sale of equity, related party loans and capital contributions, which was the Company’s sole source of cash for this period.

Intangible Assets

The Company’s intangible assets were $0 as of September 30, 2014.

Material Commitments

The Company’s material commitments were $0 as of September 30, 2014.

Going Concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive purchasing of manufacturing equipment and raw materials. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of September 30, 2014, the Company has an accumulated deficit of $170,504, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Over the next 12 months, the Company plans to start manufacturing and selling its Quantum Dots and related products. Upon securing a contract with a wholesale or retail distributors or medical imaging company, the Company plans to fulfill those orders and begin receiving revenues; however, the Company cannot estimate the amount of time that it will take for those activities to generate sufficient revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned research and development of our Quantum Dot products.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 2 of the Company’s audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

I. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon Seale and Beers, CPA’s, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

J.  Quantitative and Qualitative Disclosures about Market Risk

None.

K.  Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Business Address	Age	Position	Director Since
Dr. Kwanghyun Kim	48	President, CEO, Treasurer, CFO, and Director	December 4, 2013
Dr. Dokyung Kim	44	Director	December 10, 2013

Dr. Kwanghyun Kim has held the offices/positions since the inception of the Company and Dr. Dokyung Kim, was appointed on December 10, 2013, to his respective office/positions, both are expected to hold said offices/positions until the next annual meeting of the shareholders. The persons named above are the company’s only officers, directors, promoters and control persons.

Background Information about The Company’s Officers and Directors

Dr. Kwanghyun Kim , age 48–Dr. Kim, is currently a professor at the Konyang University in the Department of Industry. He has been a visiting professor, full time lecturer, assistant professor and professor at multiple universities since 2006.  Dr. Kim, has also been managing and directing companies and research centers for over a decade. His doctorate degree in Nuclear and Quantum Engineering, experience as professor, visiting professorships, director of research and development and as a researcher stand for his commitment to his academic field, as well as understanding science and technology.  Dr. Kim is also currently, the President and Secretary of RadTek, Inc., an OTC public company.  His working history and his dedicated enthusiasm to his career made him a logical choice as our Director, President, and CEO.

Dr. Dokyung Kim , age 44–Dr. Kim, has a doctorate degree of Nano-Technology and has been a visiting professor since 2005 at the Royal Institute of Technology, in Sweden, and is currently a professor in the field of Nano-medicine at the University of Konyang in South Korea, where he also does research on Quantum Dots. Dr. Kim, is a significantly important asset to us because, his research and knowledge in the field of Quantum Dots is key to our technology and our ability to stay on the cutting edge of this field.  His ability to research and analyze the Quantum Dot theories will help our Company be able to solve the major issues that are currently present in the field of Quantum Dots. Therefore, our Board of Directors was very pleased to be able to add Dr. Kim, as a Director to our Company.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors one of which is not independent as he is also an officer.  There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive due to the current circumstances of the Company. Further, because there areonly minimal operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.  The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

L.  Executive Compensation and Corporate Governance

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2014, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Dr. Kwanghyun Kim , President, Chief Executive Officer, Treasurer, and Director	2014	$48,000	0	0	0	0	0	0	$48,000
	2013	$3,333	0	0	0	0	0	50,000	$0
Myoungae Cha Secretary	2014	$22,500	0	0	0	0	0	0	$22,500
	2013	$0	0	0	0	0	0	0	$0

Dr. Dokyung Kim Director	2014	$0	0	0	0	0	0	0	$0
	2013	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December, 2013.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of two members. Dr. Kwanghyun Kim does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  Dr. Dokyung Kim does qualify as an independent director as he is not an officer of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Dr. Kwanghyun Kim, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Dr. Kwanghyun Kim, collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Dr. Kwanghyun Kim, unless the communication is clearly frivolous.

M. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at September 30, 2014, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 31, 2014, the Company had 8,575,000 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Dr. Kwanghyun Kim	3,700,000	3,700,000	43.15%	34.9%
Dr. Dokyung Kim	2,000,000	2,000,000	23.32%	18.9%

All Officers and Directors as a Group	5,700,000	5,700,000	66.47%	53.8%

(1)Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 5,700,000 shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance.  The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

N. Transactions With Related Persons, Promoters And Certain Control Persons

We received our initial funding of $10,000 through the sale of common stock to our President, Dr. Kwanghyun Kim, who purchased 1,000,000 shares of our common stock at $0.01 per share on December 4, 2013.

On December 10, 2013, we appointed Dr. Dokyung Kim as a director of the Company. The Company also issued a further 5,000,000 shares of common stock to its President Dr. Kwanghyun Kim for his services as the President.

The shares that were issued to Dr. Kwanghyun Kim, were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

As of March 31, 2014, the company owed a director of the Company $7,081 ($1,533 as of December 31, 2013) for administrative expenditures paid on behalf of the Company. The amount owed is unsecured, non-interest bearing, and has no specific repayment terms.

On or about April 1, 2014, we entered into a Loan Agreement $50,000 with related party, RadTek Co. Ltd. 2% interest rate per annum and maturity date is March 24, 2015.

On or about May 1, 2014, we entered into a Loan Agreement $50,000 with related party, RadTekInc. 2% interest rate per annum and maturity date is March 24, 2015.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

(A) any of the director(s) or executive officer(s);

(B)any nominee for election as one of the Company’s directors;

(C)any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or

(D)any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

ROID Group, Inc

(A Development Stage Company)

December 31, 2013

Index

Report of Independent Registered Public Accounting Firm

44

Balance Sheets

45

Statements of Operations

46

Statements of Stockholders Equity

47

Statements of Cash Flows

48

Notes to the Financial Statements

49

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ROID Group, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of ROID Group, Inc. (A Development Stage Company) as of December 31, 2013, and the related statements of income, stockholders’ equity (deficit), and cash flows since inception on December 4, 2013 through December 31, 2013. ROID Group Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ROID Group Inc. (A Development Stage Company) as of December 31, 2013, and the related statements of income, stockholders’ equity (deficit), and cash flows since inception on December 4, 2013 through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note #1 to the financial statements, the Company has no revenues, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note #1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

April 11, 2014

50 S. Jones Blvd,  Suite 201 - Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

ROID Group, Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in US Dollars)(A

December 31,
2013
(Au(audited)(
ASSETS

Current Assets

Cash	$ 95,691

Total Assets	$ 95,691

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$ 500
Related party payables	1,533

Total Liabilities	2,033

Stockholders’ (Deficit) Equity

Common stock, 30,000,000 shares authorized, $0.01 par value; 6,450,000 shares issued and outstanding	64,500

Additional paid-in capital	85,500

Deficit accumulated during the development stage	(56,342)

Total Stockholders’ (Deficit) Equity	93,658

Total Liabilities and Stockholders’ (Deficit) Equity	$ 95,691

The accompanying notes are an integral part of these financial statements

ROID Group, Inc.

(A Development Stage Company)

 Statements of Operations

(Expressed in US Dollars) (Audited)

For the
period from inception (December 4, 2013)
to
December 31,
2013

Expenses

Bank charges	$ 10
Consulting expenses	50,000
Management fee	3,333
Professional fees	3,000
Total Expenses	56,342

Net Loss	$ (56,342)

Net Loss Per Share – Basic and Diluted	$ (0.01)

Weighted Average Shares Outstanding	5,153,571

The accompanying notes are an integral part of these financial statements

ROID Group, Inc.

(A Development Stage Company)

 Statement of Stockholders’ Equity

From the Period from December 4, 2013 (Inception) to December 31, 2013

(Expressed in US Dollars) (Audited)

				Deficit
				Accumulated
			Additional	During the
	Common		Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance – December 4, 2013 (Date of Inception)	–	$ –	$ –	$ –	$ –

Issuance of common stock at $0.01 per share for cash	1,000,000	10,000	-	–	10,000

Issuance of common stock at $0.01 per share for service rendered	5,000,000	50,000	-	–	50,000

Issuance of common stock at $0.20 per share for cash	450,000	4,500	85,500		90,000
Net loss for the period	–	–	–	(56342.00)	(56342.00)

Balance – December 31, 2013	6,450,000	$ 64,500	$ 85,500	($56,342)	$ 93,657

The accompanying notes are an integral part of these financial statements

ROID Group, Inc.

(A Development Stage Company)

 Statements of Cash Flows

(Expressed in US Dollars) (Audited)

For the
Period From
December 4, 2013
(Inception) to
December 31, 2013

Cash Flows from Operating Activities

Net loss	$ (56,342)

Adjustments to reconcile net loss cash used in operating activities:
Stock issuance for services	50,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	500
Related party payables	1,533

Net Cash Used In Operating Activities	(4,309)

Cash Flows from Financing Activities

Proceeds from issue of common stock	100,000

Net Cash Provided by Financing Activities	100,000

(Decrease) Increase in Cash	95,691

Cash - Beginning of Period	–

Cash - End of Period	$ 95,691

Supplementary Information:
Interest paid	$ –
Income taxes paid	$ –

The accompanying notes are an integral part of these financial statements

ROID Group, Inc

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US Dollars) (Audited)

1.

Nature of Business and Continuance of Operations

ROID Group, Inc. (the “Company”) was incorporated in the State of Nevada on December 4, 2013. The Company is in the development stage as defined under Accounting Codification Standard (“ASC”) 915, “Development Stage Entities”, and its efforts were primarily devoted to the establishment and start up of its business.

ROID Group, Inc. plan to do mainly marketing of quantum dot (QD) materials for bio-imaging based on unique technology compared to other completive company like NanosysInc’s QD, in U.S.A., the QD materials for bio-imaging has been already developed in Korea as a lab scale product. It means the production of the QD materials will be in Korea. ROID Group, Inc., will also do financing for the QD production & marketing. Besides, ROID Group, Inc. will do consulting Korean companies which are ready to do business in U.S.A and for world-wide market.

These financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. For the period from inception on December 4, 2013 through December 31, 2013, the Company has incurred accumulated losses totalling $56,342. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)

 Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable, and related party payables. The fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The carrying value of accounts payable and related party payables approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

e)

Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At December 31, 2013, the Company has no potentially dilutive securities outstanding and accordingly, basic loss and diluted loss per share are the same.

f)

Income Taxes

The Company accounts for income taxes using the asset and liability method which provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

g)

Recent Accounting Pronouncements

Jumpstart Our Business Startups Act (“JOBS Act”) Transition Accounting: pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”.  This election will permit us to delay the adoption of new or revised accounting standards that will have difference effective dates for public and private companies until such time as those standards apply to private companies.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

On December 10, 2013, the Company entered into a consulting agreement with the director of the Company. Pursuant to the agreement, the director will provide consulting services for the Company for consideration of $5,000 per month. During the year ended December 31, 2013, the Company paid consulting fees of $3,333 to the director. As of December 31, 2013, the Company owes the director of the Company $1,533 for management fee.  The amount owed is unsecured, non-interest bearing, and has no specified repayment terms.

4.    Stockholders’ Equity

The Company’s authorized capital consists of 30,000,000 shares of common stock with a par value of $0.01 per share.

On December 4, the Company issued 1,000,000 shares to director for $10,000.

On December 4, 2013, the Company issued 5,000,000 shares to two officers for rendered service amounted to $50,000.

On December 31, 2013, the company issued 450,000 shares to 6 investors for $90,000.

As of December 31, 2013, the Company has issued and outstanding 6,450,000 common shares.

5.    Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

December 31,
2013

Income tax benefit computed at the statutory rate	$ 19,720
Change in valuation allowance	(19,720)

Provision for income taxes	$ –

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2013 after applying enacted corporate income tax rates, are as follows:

December 31,
2013
Deferred income tax assets
Net operating losses	$ 19,720
Valuation allowance	(19,720)

Net deferred income tax assets	$ –

The Company has net operating loss carryforwards of $56,342 which expire commencing in 2033.

6.    Subsequent Events

Management has reviewed and evaluated subsequent events through the date on which the current financial statements were issued.

On January 31, 2014, the Company issued 675,000 shares for $135,000.

In March 2014, the Company received investment of $290,000 and will issue 1,450,000 shares for $290,000.

ROID Group, Inc.

(A Development Stage Company)

September 30, 2014

Index

Report of Independent Accounting Firm

53

Balance Sheets

54

Statements of Operations

55

Statements of Cash Flows

56

Notes to the Financial Statements

57

PCAOB Registered Auditors – www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ROID Group, Inc.

(A Development Stage Company)

We have reviewed the accompanying balance sheet of ROID Group, Inc. as of September 30, 2014, and the related statements of operations for the three-month and nine month periods ended September 30, 2014 and for the period from inception on December 4, 2013 through September 30, 2014, and statements of cash flows for the nine-month period then ended and for the period from inception on December 4, 2013 through September 30, 2014. These interim financial statements are the responsibility of the Corporation’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

December 24, 2014

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117

    Phone: (888)727-8251  Fax: (888)782-2351

ROID GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(EXPRESSED IN US DOLLARS)

	September 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and bank deposit	$261,999	$95,691
Accrued interest	1,014	-
Loan receivable	160,000	-

Total Assets	$423,013	$95,691

Liabilities and Shareholders' Equity

Accounts payable and accrued liabilities	$7,100	$500
Credit card payable	2,500	-
Payroll liabilities	1,706	-
Due to related party	7,211	1,533
Total Liabilities	18,517	2,033

Shareholders' Equity
Common Stock
30,000,000 shares authorized, $0.01 par value
8,575,000 shares and 6,450,000 shares issued and outstanding
as of September 30, 2014 and December 31, 2013	85,750	64,500
Additional paid-in capital	489,250	85,500
Accumulated deficit	(170,504)	(56,342)
Total Shareholders' Equity	404,496	93,658
Total Liabilities and Shareholders' Equity	$423,013	$95,691

The accompanying notes are an integral part of these financial statements

ROID GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (Unaudited)
(EXPRESSED IN US DOLLARS)
For three month and nine month ended September 30, 2014 and
for the period from December 4, 2013 (inception) to September 30, 2014

			For the period from
	Three Month ended	Nine Month ended	December 4, 2013 (Inception)
	September 30, 2014	September 30, 2014	to September 30, 2014

Revenue	$-	$-	$-

Selling, General and administrative expenses
Professional fees	4,000	12,546	15,546
Payroll expenses	24,221	76,467	76,467
Administrative expense	4,201	18,967	18,976
Consulting expense	-	-	50,000
Management fee	-	-	3,333
Rent expense	2,400	7,200	7,200
Total expenses	34,822	115,180	171,522

Other income (loss)
Interest income	749	1,018	1,018
Total other income	749	1,018	1,018

Net operating loss	$(34,073)	$(114,162)	$(170,504)

Net loss per share	$(0.00)	$(0.01)
Weighted Average Shares Outstanding	8,575,000	8,028,114

The accompanying notes are an integral part of these financial statements

ROID GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (Unaudited)
(EXPRESSED IN US DOLLARS)
For nine month ended September 30, 2014 and
for the period from December 4, 2013 (inception) to September 30, 2014

		For the period from
	Nine Month ended	December 4, 2013 (Inception)
	September 30, 2014	to September 30, 2014

Cash flows from operating activities
Net loss	$(114,162)	$(170,504)
Adjustments to reconcile net loss cash used in
operating activities;
Stock issuance for services	-	50,000
Changes in operating assets and liabilities:
Accrued interest	(1,014)	(1,014)
Accounts payable and accrued liabilities	6,600	7,100
Credit card payable	2,500	2,500
Due to related party	5,678	7,211
Payroll liabilities	1,706	1,706
Net cash used in operating activities	(98,692)	(103,001)
Investing activities
Loan receivable	(160,000)	(160,000)
Net cash used by investment activities	(160,000)	(160,000)

Financing activities
Proceeds from stock issuance	425,000	525,000
Net cash provided from financing activities	425,000	525,000

Net cash increase	166,308	261,999
Beginning cash balance	95,691	-
Ending cash balance	$261,999	$261,999
The accompanying notes are an integral part of these financial statements

ROID Group, Inc

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2014 (Unaudited)

(Expressed in US Dollars)

1.    Nature of Business and Continuance of Operations

ROID Group, Inc. (the “Company”) was incorporated in the State of Nevada on December 4, 2013. The Company is in the development stage as defined under Accounting Codification Standard (“ASC”) 915, “Development Stage Entities”, and its efforts were primarily devoted to the establishment and start-up of its business.

ROID Group, Inc., plans to do mainly marketing of quantum dot (QD) materials for bio-imaging based on unique technology compared to other competitive companies, like NanosysInc’s QD, in U.S.A. The QD materials for bio-imaging have already been developed in Korea as a lab scale product. Our means of producing the QD materials will be in Korea. ROID Group, Inc. will also do financing for the QD production and marketing of its QD products. ROID Group, Inc., will also do consulting with Korean QD companies which are ready to do business in U.S.A and the world-wide market.

2.     Basis of Presentation and Going Concern Considerations

The accompanying unaudited condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014.

For further information, refer to the financial statements and footnotes thereto included in the Company’s Annual Report for the year ended December 31, 2013.

The accompanying financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs.  The Company’s ability to continue as a going concern is highly dependent upon management’s ability to increase near-term operating cash flows and obtain additional working capital through the issuance of debt and or equity.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

3.    Related Party Transactions

a)

The Company rents office from related party. Rental is $800 per month and month to month basis. Total rental is $7,200 for the nine months ended September 30, 2014.

b)

The Company paid salary of $70,500 for nine months ended September 30, 2014 for two officers.

c)

As of September 30, 2014, the company owed a director of the Company $7,211 ($1,533 as of December 31, 2013) for administrative expenditures paid on behalf of the Company. The amount owed is unsecured, non-interest bearing, and has no specific repayment terms.

4.    Loan receivable

On April 1, May 1, and July 1, 2014, the Company entered loan agreement of $50,000, $50,000 and $60,000 with related party.

Interest rate is 2% per annum and maturity date is March 24, 2015. As of September 30, 2014, loan amounts are $160,000. The Company accrued interest of $1,014 as of September 30, 2014.

 5.   Stockholders’ Equity

The Company’s authorized capital consists of 30,000,000 shares of common stock with a par value of $0.01 per share.

On December 4, the Company issued 1,000,000 shares to director for $10,000.

On December 4, 2013, the Company issued 5,000,000 shares to two officers for rendered service amounted to $50,000.

On December 31, 2013, the company issued 450,000 shares to 6 investors for $90,000.

On January 31, 2014, the Company issued 675,000 shares for $135,000.

On March 31, 2014, the Company issued 1,450,000 shares for $290,000.

As of September 30, 2014, the Company has issued and outstanding 8,575,000 common shares.

6.   Subsequent events

Management has reviewed and evaluated subsequent events through the date on which the current financial statements were available.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

SEC Filings	$ 3,000
Transfer Agent	1,000
Misc. Expenses	5,000
Legal and Accounting	13,000
Total Offering Expenses	21,000

Item 14. Indemnification of directors and officers

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We received our initial funding of $10,000 through the sale of common stock to our President, Dr. Kwanghyun Kim, who purchased 1,000,000 shares of our common stock at $0.01 per share on December 4, 2013.

On December 10, 2013, we appointed Dr. Dokyung Kim as a director of the Company. The Company also issued a further 5,000,000 shares of its common stock to its President Dr. Kwanghyun Kim for his services as the President.

On December 31, 2013, the Company closed a Regulation S private placement offering in which we sold an aggregate of 450,000 shares of our common stock in transactions which were exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $90,000 to six non-US investors at a share price of $0.20 per share.

On January 31, 2014, we closed a private placement offering in which we sold an aggregate of 675,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $135,000 to six non-US investors at a share price of $0.20 per share.

On March 31, 2014, we closed a Regulation S private placement offering in which we sold an aggregate of 1,450,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $290,000 to twelve non-US investors at a share price of $0.20 per share.

All of the above offerings and sales were deemed to be exempt under rule 903 of Regulation S and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, and transfer was restricted by ROID Group, Inc., in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the purchasers in the Regulation S offering were not US persons as defined in Regulation S. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

Item 16. Exhibits

The following exhibits are included in this registration statement:

Exhibit. No.	Description of Exhibit	Filing

3.1	Articles of Incorporation	Filed herewith.

3.2	By-laws	Filed herewith.

5.1	Legal Opinion of Andrew Coldicutt	Filed herewith.

10.1	Form of Subscription Agreement	Filed herewith.

10.2	Loan Agreement by and between the Company and RadTek, dated April 1, 2014	Filed herewith.

10.3	Loan Agreement by and between the Company and RadTek, dated May 1, 2014	Filed herewith.

23.1	Consent of Seale and Beers, CPA	Filed herewith.

23.2	Consent of Andrew Coldicutt (attached as part of Exhibit 5.1)	Filed herewith.

Item 17.

Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in San Diego, California, on January 12, 2015.

ROID GROUP, INC.

By:	/s/Dr. Kwanghyun Kim
Dr. Kwanghyun Kim
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dr. Kwanghyun Kim

Chief Executive Officer

January 13, 2015

Dr. Kwanghyun Kim

Title

Date

/s/ Dr. Kwanghyun Kim

Principal Financial Officer

January 13, 2015

Dr. Kwanghyun Kim

Title

Date

/s/ Dr. Kwanghyun Kim

Principal Accounting Officer

January 13, 2015

Dr. Kwanghyun Kim

Title

Date

/s/ Dr. Kwanghyun Kim

Director

January 13, 2015

Dr. Kwanghyun Kim

Title

Date

/s/ Dr. Dokyung Kim

Director

January 13, 2015

Dr. Dokyung Kim

Title

Date